UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 21, 2006

Date of Report (Date of earliest event reported)
SYNTAX-BRILLIAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50289	05-0567906

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
1600 N. DESERT DRIVE
TEMPE, ARIZONA
85281

(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
          On November 21, 2006, we completed our previously announced acquisition of Vivitar Corporation (“Vivitar”) pursuant to an agreement and plan of reorganization. Upon the closing of the merger, we issued 4,565,141 shares of our common stock to the sole shareholder of Vivitar, and Vivitar became our wholly owned subsidiary. A portion of the shares are being held in escrow for one year as security for indemnification obligations as specified in the agreement and plan of reorganization. This description of the Vivitar acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement and plan of reorganization, which is filed as Exhibit 2.2 to our Current Report on Form 8-K filed November 1, 2006 and is incorporated by reference in this Item 2.01. A copy of the press release announcing the completion of the acquisition is filed herewith as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.
          As described in Item 2.01, on November 21, 2006, upon the closing of our acquisition of Vivitar, we issued 4,565,141 shares of our common stock to the sole shareholder of Vivitar in consideration for the acquisition of Vivitar. We issued the shares of common stock in reliance upon Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving a public offering. The sole shareholder of Vivitar made representations to us that (1) the securities were being acquired by it for its own account and not with view to the distribution of the securities, (2) it had sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the acquisition of the shares, and (3) it was supplied with, or had access to, information to which a reasonable investor would attach significance in making investment decisions, including our public filings and any other information with respect to our financial condition, business, and prospects and other information it requested to enable it to make the decision to acquire the shares. Pursuant to the terms of the agreement and plan of reorganization, we agreed to register for resale the shares issued in connection with the closing of the acquisition on a registration statement under the Securities Act of 1933, as amended, to be filed by us within 30 days following the closing of the acquisition. We will pay all expenses incurred in connection with the registration, other than any underwriting discounts, concessions, or brokerage commissions associated with the resale of the shares. The sole shareholder agreed that it will not resell any of our common stock in excess of the volume limitations set forth in Rule 144(e) under the Securities Act of 1933 for a period of one year following the closing of the acquisition.

Item 9.01.	Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
          The financial statements required by this Item 9.01(a) will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.
     (b) Pro Forma Financial Information.

          The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.
     (c) Shell Company Transactions.
           Not applicable.
     (d) Exhibits.

Exhibit
Number

99.1	Press release from Syntax-Brillian Corporation, dated November 21, 2006, entitled “Syntax-Brillian Completes Acquisition of Vivitar”

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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: November 21, 2006	By:	/s/ Wayne A. Pratt
Wayne A. Pratt
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

99.1	Press release from Syntax-Brillian Corporation, dated November 21, 2006, entitled “Syntax-Brillian Completes Acquisition of Vivitar”